UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code

(804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2013, Dynex Capital, Inc. (the “Company”) received a letter (the “Letter”) from the New York Stock Exchange (“NYSE”) notifying the Company that it had not provided notice to NYSE of the record date for the Company’s 2013 Annual Meeting of Shareholders to be held on June 5, 2013 (the “Annual Meeting”) at least ten days prior to such record date as required by NYSE rules.

Although the Company provided timely notice to NYSE of the original record date of March 22, 2013 for the Annual Meeting, due to an administrative error the Company did not provide NYSE with timely notice when it changed the record date to the current record date of April 15, 2013.

The Letter was issued to the Company pursuant to Section 303A.13 of the NYSE Listed Company Manual. The Company believes it has been and is in compliance with all other NYSE rules applicable to it, and NYSE has confirmed that it does not intend to take any action in connection with this timely notice failure that could impact the Company’s listing on NYSE.

All other notices and filings in connection with the Annual Meeting were timely made. The Company confirms April 15, 2013 as the record date for the Annual Meeting to be held on June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 15, 2013	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer